UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2019 (September 6, 2019)

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue – 20th Floor New York, New York 10110		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 944-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VNCE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2019, Jeff Feinberg resigned from the board of directors (the “Board”) of Vince Holding Corp. (the Company”) and from the compensation and the nominating and corporate governance committees of the Board, effective immediately.  Mr. Feinberg’s resignation did not involve a disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

On September 6, 2019, the Board unanimously elected Robin Kramer as a Class I director, effective immediately.  Ms. Kramer will fill the vacancies created by Mr. Feinberg’s resignation and will serve on the Board’s compensation as well as nominating and corporate governance committees.  Following Ms. Kramer’s appointment, the Board continues to consist of seven directors with two seats that remain vacant.

There are no family relationships between Ms. Kramer and any director, executive officer or nominees thereof of the Company.  There are no related party transactions between the Company and Ms. Kramer that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

In connection with her appointment as a director, Ms. Kramer will receive compensation in the same manner as the Company’s other non-employee directors who are not employed by Sun Capital Partners, Inc. or its affiliates, as described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINCE HOLDING CORP.

Date: September 10, 2019	By:	/s/ David Stefko
David Stefko
Executive Vice President, Chief Financial Officer